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                                                           EXHIBIT 99.10(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 14 to Registration Statement No. 33-37103 on Form N-1A of our report dated January 12, 2001 appearing in the Annual Report of Merrill Lynch Utilities and Telecommunications Fund, Inc. for the year ended November 30, 2000, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP


Princeton, New Jersey
March 14, 2001